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                                                                   EXHIBIT 10.48

                                                                          Maxtor
                                                  Maxtor Peripherals (S) Pte Ltd
                                                                           No. 2


                                                                       Singapore

23 March 1997


Mr. Teh Kee Hong
Block 737 Bedok Reservoir Road
Singapore, 03-5348, 5470737


Dear Mr. Teh

                      Welcome to Maxtor's World Class Team

We are pleased to offer you employment with our Company subject to your satisfying the Company's appointed doctor that you are in good health and also subject to the following terms and conditions:

1.   Position Offered:        Exempt - Managing Director.  Maxtor Limited and
                              Vice President Manufacturing reporting to the President and CEO of Maxtor Corporation, U.S.A.

2.   Salary:                  You commencing salary will be S$33,000,00 per
                              month.

3.   Transportation:          You will be provided with a Mercedes ___ with
                              operating expenses paid by the Company.

4.   Hours of Work:           An employee shall perform his/her duties in
                              such shifts and working hours as may be
                              determined by the Company at is absolute discretion from time to time. The number of working hours shall be regulated by the Company in accordance with the provisions of the Employment Act.

                              Non-Shift

                              Monday to Friday      8:00 a.m. - 5:30 p.m.

5.   Notice of Termination:   In the event that you should decide to resign
                              from the job, you are required to give one month's written notice or salary in lieu thereof. Vacation



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                              leave earned will not be used to shorten the
                              notice period.

                              However, if the Company should decide
                              to terminate your service, the
                              severance package to be paid to you
                              will be paid twelve months of base
                              salary. But the aforementioned
                              condition will not apply in the event
                              of a breach of the terms of your
                              appointment of misconduct on your part,
                              in which case the Company has the right
                              to terminate your employment forthwith
                              without notice.

6.   Medical Benefits:        The Company will pay for all outpatient medical
                              treatment expenses incurred by you, after your commencement of duty for medical attention, consultation and treatment at the Company's appointed clinic.

7.  Hospitalization:          You will be eligible for hospitalization benefits
                              in accordance with our Group Hospitalization
                              Insurance Plan.

8.  Annual Leave:             You will be eligible for annual leave as follows
                              and they will be scheduled at the convenience of the Company:


                              Proof of Service:            Annual Leave
                              -----------------            ------------
                              (a)     1st - 3rd year       15     } Week

                              (b)     4th - 5th year       18     } Days

                              (c)     6th and above        20     }

                                                           (maximum)

9.   Medical Leave            You will be eligible for sick leave of up to
                              fourteen working days in any one calendar year if no hospitalization is necessary and hospitalization leave of up to sixty calendar days should you be warded in a hospital.

10.  Annual Wage Supplement:  You will be eligible to receive the annual wage supplement of one month's base salary if you have completed twelve months continuos service with the Company as of 31st December of each year. If you have less than one full calendar



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                              year's service but have at least one full
                              calendar month's service, you will receive a pro-rata annual wage supplement provided you are still in the Company's employment as of 31st December.

11.  Stock Option Plan        You will be granted shares under Maxtor's Stock
                              Option Plan. The total number of shares to be issued to you is 100,000 subjected to the next Board of Director's approval.

12.  Management Bonus         You will participate in Maxtor's Management
     System:                  Bonus System. This plan makes variable payments
                              subject to Company's performance and
                              profitability.

                              The proposed bonus target will be
                              computed on fifty percent of base
                              salary or the opportunity to double the
                              payout according to planned business
                              performance targets for the 1997 year
                              your incentive bonus will be prorated
                              to reflect your start date.

13.  Sign-on Bonus            USDLR 100,000 fifty percent of which will
                              be paid on commencement of job and the balance to be paid twelve months thereof.

14.  Confidentiality:         You shall observe utmost confidentiality and
                              secrecy of any and all information received by you or entrusted to you in the course of your employment and you shall at all times, whether during or after the termination of your employment act with utmost fidelity and not disclose or divulge such information to a third party or make use of such information for your own benefit. Upon the termination of your employment, you will immediately surrender to the Company all documents and any other property entrusted to you in the course of your employment.



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Please signify your acceptance of these terms and conditions of employment by signing on the duplicate copy of this letter and returning the same to us for the Company's records.

May we take this opportunity to congratulate you on your decision to join Maxtor. There are many challenges and opportunities ahead of us and with winners like yourself in our world class team, we will definitely be successful in turning the company around and bringing it back to profitability.


Once again, welcome to the Maxtor family that is filled with fun, excitement and challenges. We wish you a fulfilling and rewarding career with us.


Yours sincerely,


/s/ Phillip C. Duncan
------------------------------
PHILLIP C. DUNCAN
Vice President Human Resources
Maxtor Corporation, U.S.A.


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